Exhibit 16.1

11550 Fuqua St., Ste. 475 Houston, Texas 77034 281-481-1040 Main hlb-cpa.com

September 22, 2025

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Prairie Operating Co.’s statements included under Item 4.01 of its Form 8-K filed on September 22, 2025 and we agree with such statements concerning our firm.

Very truly yours,

/s/ Ham, Langston & Brezina, L.L.P.